UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 21, 2020

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2020, Christopher Richards was appointed by the board of directors (the “Board”) of Silver Bull Resources, Inc. (the “Company”) as its Chief Financial Officer, effective as of September 28, 2020, replacing Sean Fallis in that role.

Mr. Richards, 43, most recently served as the Vice President of Finance for Great Panther Mining Limited, a U.S. and Canadian dual-listed gold and silver producer, from June 2018 to February 2020. From January 2017 to May 2018, he was self-employed as a senior financial consultant, advising public and private companies in the mining and natural resources industries. Prior to that, Mr. Richards served as the Vice President of Finance and Corporate Secretary (December 2013–December 2016) and Group Controller (April 2009–November 2013) of Kyzyl Gold Ltd., a wholly owned subsidiary of London Stock Exchange-listed Polymetal International plc, engaged in the development of gold properties. From July 2015 to October 2016, he served as the Chief Financial Officer of TSX Venture Exchange-listed True North Gems Inc. Previously, Mr. Richards served as the Corporate Controller of U.S. and Canadian dual-listed NovaGold Resources Inc. and as a Senior Manager of Audit for KPMG LLP. He is a CPA (Chartered Professional Accountant, British Columbia), CA, and received a bachelor of business administration degree from Simon Fraser University in 2000 and a certificate in mining studies from the University of British Columbia in 2014. There are no family relationships between Mr. Richards and any director or executive officer of the Company, and there are no transactions between Mr. Richards and the Company that require disclosure pursuant to Item 404 of Regulation S-K.

On September 23, 2020, the Company entered into an employment agreement with Mr. Richards (the “Employment Agreement”), pursuant to which agreement he will receive an annual base salary of C$210,000. Pursuant to the terms and conditions of the Employment Agreement, Mr. Richards will be eligible (i) to receive an annual bonus based upon attaining certain performance criteria set by the Board and (ii) to participate in the Silver Bull Resources, Inc. 2019 Stock Option and Stock Bonus Plan, with the award of any grants being at the discretion of the Board. Pursuant to the terms and conditions of the Employment Agreement, if the Company terminates Mr. Richards without Cause (as defined in the Employment Agreement) between December 29, 2020 and September 27, 2021, then Mr. Richards will be entitled to receive a lump-sum payment equal to six months of his base salary. If the Company terminates Mr. Richards without Cause after September 28, 2021, then Mr. Richards will be entitled to receive a lump-sum payment equal to six months of his base salary plus one month of his base salary for each additional year of employment, subject to maximum lump-sum payment of 12 months of his base salary. Pursuant to the terms and conditions of the Employment Agreement, if (i) the Company terminates Mr. Richards without Cause or (ii) Mr. Richards resigns, in either case within three months following a Change of Control (as defined in the Employment Agreement), then Mr. Richards will be entitled to receive his then-current base salary for a period of 24 months plus a lump-sum payment equal to his prior year’s bonus.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 23, 2020, by and between the Company and Christopher Richards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: September 25, 2020	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer